Exhibit 4.5

BARCLAYS PLC

Officer’s Certificate

In connection with the issuance of $1,350,000,000 aggregate principal amount of 3.20% Fixed Rate Senior Notes due 2021 (the “Fixed Rate Notes”) and $650,000,000 aggregate principal amount of Floating Rate Senior Notes due 2021 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Securities”) of Barclays PLC (the “Company”), I, Miray Muminoglu, hereby certify pursuant to Sections 1.02, 3.01 and 3.03 of the Senior Debt Securities Indenture (the “Indenture”), dated as of November 10, 2014, between the Company and The Bank of New York Mellon acting through its London Branch, as Trustee (the “Trustee”), in connection with the request contained in the accompanying Authentication Order of an even date herewith (the “Authentication Order”) that the Trustee authenticate and deliver the Securities as therein provided, as follows:

1. I have read the conditions and any applicable covenants provided for in the Indenture relating to the issuance and authentication and delivery of the Securities, including Sections 1.02, 2.01, 3.01 and 3.03 thereof, and in respect of compliance with which this certificate is being delivered, and the definitions in the Indenture relating thereto;

2. The statements contained in this Certificate are based on my review of the Authentication Order and (i) the minutes of a meeting of the board of directors of the Company (the “Board”) held on December 12, 2013, (ii) the minutes of a meeting of the Board held on December 12, 2013, as amended by resolutions of the Board adopted at a meeting held on June 19, 2014, (iii) the approval of the Group Finance Director and the written resolutions of the Treasury Committee of the Company (the “Treasury Committee”) passed on May 1, 2014 and June 13, 2014, (iv) the minutes of a meeting of the Board held on December 17, 2015 (the “December 2015 Minutes”) and (v) the written confirmation of an Authorised Officer (as defined in the December 2015 Minutes) dated August 5, 2016 and pursuant to such resolutions, minutes and approval, I hereby confirm that the form and terms of the Fixed Rate Notes (as set forth in Annex A-1 and Annex A-3) and the form and terms of the Floating Rate Notes (as set forth in Annex A-2 and Annex A-3) were established in conformity with the provisions of the Indenture;

3. In my opinion, I have made such examination and investigation as is necessary to enable me to express an informed opinion as to whether or not such conditions and any applicable covenants have been complied with; and

4. I am of the opinion that such conditions and any applicable covenants, and all conditions precedent provided for in the Indenture relating to the request contained in the Authentication Order that the Trustee authenticate and deliver the Securities as therein provided, have been complied with and the form and terms of the Securities have been established in conformity with the provisions of the Indenture.

Dated: August 10, 2016

/s/ Miray Muminoglu
Name:	Miray Muminoglu
Title:	Director, Capital Markets Execution

Signature Page to Officer’s Certificate pursuant to 1.02, 3.01 and 3.03 of the Indenture

Annex A-1

Form and Terms of the Fixed Rate Notes

Title of Fixed Rate Notes:	3.20% Fixed Rate Senior Notes due 2021

Issue Price:	99.936%

Aggregate Principal Amount of Fixed Rate Notes:	$1,350,000,000

Maturity Date:	August 10, 2021

Interest Rate:	3.20% per annum, accruing from August 10, 2016

Interest Payment Dates:

February 10 and August 10 of each year, commencing on February 10, 2017 and ending on the Maturity Date, provided that if any Interest Payment Date is not a Business Day, the Interest Payment Date shall be postponed to the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the Maturity Date would fall on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date.

“Business Day” means any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England or in the City of New York, United States.

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Day Count:	30/360, Following, Unadjusted

Form of Fixed Rate Notes:	The Fixed Rate Notes will be issued in the form of global notes that will be deposited with The Depository Trust Company on the closing date. Each global note will be registered in the name of Cede & Co. and executed and delivered in substantially the form attached hereto as Exhibit A.

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Annex A-2

Form and Terms of the Floating Rate Notes

Title of Floating Rate Notes:	Floating Rate Senior Notes due 2021

Issue Price:	100.00%

Aggregate Principal Amount of Floating Rate Notes:	$650,000,000

Maturity Date:	August 10, 2021

Interest Rate:	The Interest Rate for the first Interest Period will be the three-month U.S. dollar London Interbank Offered Rate (“LIBOR”), as determined on August 8, 2016, plus the Margin. Thereafter, the Interest Rate for any Interest Period will be LIBOR, as determined on the applicable Interest Determination Date, plus the Margin. The Interest Rate will be reset quarterly on each Interest Reset Date.

Margin:	2.11% per annum

Interest Payment Dates:	February 10, May 10, August 10 and November 10 of each year, commencing on November 10, 2016 and ending on the Maturity Date, provided that if any Interest Payment Date (other than the Maturity Date) is not a Business Day, the Interest Payment Date shall be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date would fall on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date.

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“Business Day” means any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England or in the City of New York, United States.

Interest Reset Dates:	February 10, May 10, August 10 and November 10 of each year, commencing on November 10, 2016, provided that the Interest Rate in effect from (and including) August 10, 2016 to (but excluding) the first Interest Reset Date will be the initial Interest Rate. If any Interest Reset Date is not a Business Day, the Interest Reset Date shall be postponed to the next Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day.

Interest Periods:	The period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date, provided that the first Interest Period will begin on August 10, 2016 and end on November 10, 2016.

Interest Determination Dates:

The Interest Determination Date for the first Interest Period will be August 8, 2016. The Interest Determination Date for each succeeding Interest Period will be on the second London Banking Day preceding the applicable Interest Reset Date.

“London Banking Day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

Day Count:	Actual/360, Modified Following, Adjusted

Calculation Agent:	The Bank of New York Mellon acting through its London Branch, or its successor appointed by the Issuer

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Calculation of LIBOR:

LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

(1) With respect to any Interest Determination Date, LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on that Interest Determination Date. If no such rate appears, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions described in (2) below; and

(2) With respect to an Interest Determination Date on which no rate appears on Reuters Page LIBOR01, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include affiliates of the underwriters), as selected and identified by us, to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by

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three major banks in The City of New York (which may include affiliates of the underwriters) selected and identified by us for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, LIBOR on the Interest Determination Date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, LIBOR on the Interest Determination Date will be LIBOR in effect with respect to the immediately preceding Interest Determination Date.

“Reuters Page LIBOR01” means the display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or any successor service) for the purpose of displaying London interbank offered rates of major banks for U.S. dollars.

Form of Floating Rate Notes:	The Floating Rate Notes will be issued in the form of global notes that will be deposited with The Depository Trust Company (“DTC”) on the closing date. Each global note will be registered in the name of Cede & Co. and executed and delivered in substantially the form attached hereto as Exhibit B.

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Annex A-3

Terms applying to both the Fixed Rate Notes and the Floating Rate Notes

Issue Date of Securities:	August 10, 2016

Denomination:	$200,000 and integral multiples of $1,000 in excess thereof

Depositary	The Depository Trust Company

Initial Holder	Cede & Co.

Currency of payment of principal, interest and Additional Amounts:	United States Dollars

Corporate Trust Office:	The Bank of New York Mellon acting through its London Branch One Canada Square London E14 5AL, United Kingdom

Place of Payment and Paying Agent:	Corporate Trust Office of the Trustee, London, England. The Bank of New York Mellon acting through its London Branch.

Ranking:	The ranking of the Securities shall be as set forth in the Prospectus Supplement dated August 3, 2016 (the “Prospectus Supplement”).

Regular Record Dates:	The Business Day immediately preceding each relevant Interest Payment Date (or, if the Securities are held in definitive form, the 15th Business Day preceding each relevant Interest Payment Date).

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U.K. Bail-In Power Acknowledgment:	No repayment of the Principal Amount of the relevant Securities or payment of interest on the relevant Securities shall become due and payable after the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company.

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or beneficial owner of the the Fixed Rate Notes and/or the Floating Rate Notes, by acquiring the Securities, each Holder and beneficial owner of the Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person (and the issue to, or conferral on, the Holder of the Securities such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the Securities, or amendment of the amount of interest due on the Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-In Power may be exercised by means of a variation of the terms of the Securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-In Power. Each Holder and beneficial owner further acknowledges and agrees that the rights of Holders and beneficial owners of the Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights Holders and beneficial owners of the Securities may have at law if and to the extent that any U.K. Bail-In Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

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By its acquisition of the Fixed Rate Notes and/or the Floating Rate Notes, each Holder and beneficial owner (i) acknowledges and agrees that the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the relevant Securities shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the U.S. Trust Indenture Act of 1939, as amended, (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the relevant Securities, (iii) acknowledges and agrees that, upon the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority, (a) the Trustee shall not be required to take any further directions from Holders or beneficial owners of the relevant Securities under Section 5.12 of the Indenture and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority (notwithstanding the foregoing in (iii), if, following the completion of the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority, the relevant

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Securities remain outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the relevant Securities following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture), and (iv) shall be deemed to have (a) consented to the exercise of any U.K. Bail-In Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the relevant Securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the relevant Securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-In Power with respect to the relevant Securities as it may be imposed, without any further action or direction on the part of such Holder and such beneficial owner or the Trustee.

Upon the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Fixed Rate Notes and/or the Floating Rate Notes, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-In Power for purposes of notifying Holders and beneficial owners of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

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The exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the relevant Securities shall not constitute an Event of Default under the Indenture.

The Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Indenture shall survive any exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the relevant Securities.

Each Holder and beneficial owner that acquires its Securities in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the provisions above and in the Securities to the same extent as the Holders and beneficial owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to the U.K. Bail-In Power.

“U.K. Bail-In Power” means any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or

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regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “Relevant U.K. Resolution Authority” is to any authority with the ability to exercise a U.K. Bail-In Power).

“Group” refers to the Company (or any successor entity) and its consolidated subsidiaries.

Early Redemption at the Option of the Company:

The Fixed Rate Notes and/or the Floating Rate Notes shall be redeemable prior to the relevant Maturity Date solely pursuant to the terms specified in Section 11.09 of the Indenture.

For the avoidance of doubt, the provisions of Section 11.08 of the Indenture shall not apply to the Fixed Rate Notes or the Floating Rate Notes.

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Notice of Redemption:

Before the Company may redeem the Fixed Rate Notes and/or the Floating Rate Notes pursuant to Section 11.09 of the Indenture, the Company shall deliver via DTC (or, if the relevant Securities are definitive Securities, to the Holders at their addresses shown on the Senior Debt Security Register) prior notice of not less than thirty (30) days, nor more than sixty (60) days, to the Holders of the relevant Securities. The Company shall deliver written notice of such redemption of the Fixed Rate Notes and/or the Floating Rate Notes to the Trustee at least five (5) Business Days prior to the date on which the relevant notice of redemption is sent to Holders (unless a shorter notice period shall be satisfactory to the Trustee). The content of such notice shall be in accordance with Section 11.04 of the Indenture and such notice shall be irrevocable except in the limited circumstance described in below.

If the Company has delivered a notice of redemption pursuant to this provision, but prior to the payment of the redemption amount with respect to such redemption the Relevant U.K. Resolution Authority exercises its U.K. Bail-In Power in respect of the relevant Securities, such redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable.

If the event specified above occurs, the Company shall promptly deliver notice to the Holders of the relevant Securities via DTC (or, if the relevant Securities are definitive Securities, to the Holders at their addresses shown on the Senior Debt Security Register) and to the Trustee directly, specifying the occurrence of the relevant event.

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“DTC” means The Depository Trust Company, or any successor clearing system.

Additional Amounts and FATCA Withholding Tax:

The terms specified in “Payment of Additional Amounts” in the Prospectus Supplement and the section titled “Description of Debt Securities—Payment of Debt Security Additional Amounts” in the Base Prospectus with respect to Debt Security Additional Amounts (as defined in the Base Prospectus) shall apply to the Securities and shall replace in their entirety the provisions specified in Section 10.04 of the Indenture.

Any amounts to be paid by the Company or the Paying Agent on the Securities shall be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and the Company and the Paying Agent shall not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

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With respect to the Securities, any Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Securities and the Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the Paying Agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding will not apply to payments made under the Securities and the Indenture through the relevant clearing systems. In all cases, the Paying Agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent under this paragraph will be treated as paid to the Holder of Securities, and the Company will not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this “Additional Amounts and FATCA Withholding Tax” section, the section titled “Payment of Additional Amounts” in the Prospectus Supplement and the section titled “Description of Debt Securities—Payment of Debt Security Additional Amounts” in the Base Prospectus explicitly provide otherwise.

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The Company agrees, to the extent the Company has actual knowledge of such information, to provide the Paying Agent with sufficient information about any modification to the terms of the Securities for the purposes of determining whether FATCA Withholding Tax applies to any payment of principal or interest on the Securities.

Section 3.07 of the Indenture:	Section 3.07 of the Indenture shall apply to the Securities.

Subsequent Repurchases:	The Company or any member of the Group may purchase or otherwise acquire any of the Outstanding Securities at any price in the open market or otherwise.

Definitions:	All capitalized terms that are not defined herein shall have the meaning ascribed to such terms in the Indenture.

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EXHIBIT A

Form of Global Note for the Fixed Rate Notes

THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (OR ANY SUCCESSOR CLEARING SYSTEM) (“DTC”), TO BARCLAYS PLC, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This Security is one of a duly authorized issue of securities of the Company (as defined below) (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Senior Debt Securities Indenture, dated as of November 10, 2014 (the “Indenture”), and under an Officer’s Certificate pursuant to Sections 1.02, 3.01 and 3.03 of the Indenture dated August 10, 2016 (the “Officer’s Certificate”).

The exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority may result in the (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person (and the issue to, or conferral on, the Holder of the Securities such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the Securities, or amendment of the amount of interest due on the Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-In Power may be exercised by means of a variation of the terms of the Securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-In Power. The rights of Holders and beneficial owners of the Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority.

Exhibit A-1

BARCLAYS PLC

3.20% Fixed Rate Senior Notes due 2021

No. [ ]	$[ ]

CUSIP NO. 06738E AQ8

ISIN NO. US06738EAQ89

BARCLAYS PLC, a company duly incorporated and existing under the laws of England and Wales (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of US$ [            ] on August 10, 2021 (the “Maturity Date”), except as otherwise provided herein, and to pay interest thereon, in accordance with the terms hereof. Interest shall accrue on this Security from August 10, 2016 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, and shall be paid semi-annually in arrear on February 10 and August 10 of each year (each, an “Interest Payment Date”), commencing on February 10, 2017 and ending on the Maturity Date, except as otherwise provided herein, at the rate of 3.20% per annum, until the principal hereof is paid or made available for payment.

If any Interest Payment Date is not a Business Day, the Interest Payment Date shall be postponed to the next Business Day, and no further interest or other payment shall be owed or made in respect of such delay. If the Maturity Date would fall on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date. If a date of redemption is not a Business Day, the Company may pay interest (if any) and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the date of redemption. A “Business Day” means any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England or in the City of New York, United States.

Subject to the limitations specified on the reverse of this Security, interest on the Securities shall be computed and payable in arrear and on the basis of a year of 360 days consisting of twelve (12) months of thirty (30) days each and, in the case of an incomplete month, the actual number of days elapsed.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the Business Day immediately preceding each Interest Payment Date (or, if the Securities are held in definitive form, the 15th Business Day preceding each Interest Payment Date). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and

Exhibit A-2

may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company.

Payments of principal of and interest, if any, on the Securities shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments shall be made through one or more Paying Agents appointed under the Indenture to the Holder or Holders of this Security. Initially, the Paying Agent and the Senior Debt Security Registrar for the Securities shall be The Bank of New York Mellon acting through its London Branch, One Canada Square, London E14 5AL, United Kingdom and the Place of Payment in respect of the Securities shall be the Corporate Trust Office of the Trustee, which as of the date hereof is the office or agency of the Trustee located at said address. The Company may change the Paying Agent or, subject to Section 3.01 of the Indenture, the Place of Payment without prior notice to the Holders of the Securities, and in such an event the Company may act as Paying Agent or Security Registrar. Payments of principal of and interest on the Securities shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal, this Security is first surrendered to the Paying Agent.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture, as defined herein.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES OR THE UNITED KINGDOM.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit A-3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: August 10, 2016	BARCLAYS PLC

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated herein referred to in the Indenture.

Dated: August 10, 2016	THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee

By:
Authorized Signatory

Signature Page to Fixed Rate Global Note [      ]

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Senior Debt Securities Indenture, dated as of November 10, 2014 (herein called the “Indenture”), between the Company and The Bank of New York Mellon acting through its London Branch, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) and under an Officer’s Certificate pursuant to Sections 1.02, 3.01 and 3.03 of the Indenture dated August 10, 2016 (the “Officer’s Certificate”), and reference is hereby made to the Indenture, the terms of which are incorporated herein by reference, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture and the Officer’s Certificate may conflict with the provisions set forth in this Security, the former shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to an aggregate principal amount of US$1,350,000,000, which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to “this series” mean the series designated on the face hereof.

For purposes of this Security:

“DTC” means The Depository Trust Company, or any successor clearing system.

“Group” refers to the Company (or any successor entity) and its consolidated subsidiaries.

“U.K. Bail-In Power” means any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “Relevant U.K. Resolution Authority” is to any authority with the ability to exercise a U.K. Bail-In Power).

Any amounts to be paid by the Company on the Securities shall be made without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) now or hereafter imposed, levied, collected, withheld or assessed by, or on behalf of, the United

Exhibit A-5

Kingdom or any U.K. political subdivision or authority thereof or therein having the power to tax (each a “Taxing Jurisdiction”), unless such deduction or withholding is required by law. If any such Taxes shall at any time be required by any Taxing Jurisdiction to be deducted or withheld, the Company shall, subject to the exceptions and limitations set forth herein, pay such additional amounts of, or in respect of, the principal of, and any interest on, the Securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the Holders of the Securities, after such deduction or withholding, shall equal the respective amounts of principal and interest that would have been payable in respect of such Securities had no such deduction or withholding been required.

Any amounts to be paid by the Company or the Paying Agent on the Securities shall be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and neither the Company nor the Paying Agent shall be required to pay Additional Amounts on account of any FATCA Withholding Tax.

Any Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Securities and the Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the Paying Agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding will not apply to payments made under the Securities and the Indenture through the relevant clearing systems. In all cases, the Paying Agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent as described in this paragraph will be treated as paid to the Holder of the Securities, and the Company will not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this paragraph explicitly provide otherwise.

The Company agrees, to the extent the Company has actual knowledge of such information, to provide the Paying Agent with sufficient information about any modification to the terms of the Securities for the purposes of determining whether FATCA Withholding Tax applies to any payment of principal or interest on the Securities.

The Company may, at any time, at the Company’s option, redeem the Securities, in whole but not in part at a redemption price equal to 100% of the principal amount of the Securities then Outstanding, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption, if the Company determines that as a result of a change in, or amendment to, the laws or regulations of any Taxing Jurisdiction, including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations on or after the Issue Date, including any decision of any court or

Exhibit A-6

tribunal, which becomes effective on or after the Issue Date (and, in the case of a successor entity, which becomes effective on or after the date of such successor entity’s assumption of the Company’s obligations): (a) the Company will or would be required to pay Additional Amounts to Holders of the Securities, (b) the Company would not be entitled to claim a deduction in respect of any payments in computing the Company’s taxation liabilities or the amount of the deduction would be materially reduced, or (c) the Company would not, as a result of the Securities being in issue, be able to have the losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which the Company is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the Issue Date, or any similar system or systems having like effect as may from time to time exist), (each of (a), (b) and (c) above, a “Tax Event”); provided, however, that the Securities may only be redeemed pursuant to this paragraph if, in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by the Company taking reasonable measures available to the Company.

Prior to the delivery of any notice of redemption, the Company shall deliver to the Trustee an opinion of independent counsel of recognized standing, chosen by the Company, in a form satisfactory to the Trustee confirming that the Company is entitled to exercise its right of redemption under Section 11.09 of the Indenture.

Before the Company may redeem the Securities pursuant to any of the preceding paragraphs relating to the Company’s rights of redemption, the Company shall deliver prior notice of not less than thirty (30) days, nor more than sixty (60) days to the Holders of the Securities. The Company shall deliver written notice of such redemption of the Securities to the Trustee at least five (5) Business Days prior to the date on which the relevant notice of redemption is sent to Holders (unless a shorter notice period shall be satisfactory to the Trustee). Such notice shall specify the Company’s election to redeem the Securities and the date fixed for such redemption and shall be irrevocable except in the limited circumstances described in this paragraph. If the Company has delivered a notice of redemption pursuant to this paragraph, but prior to the payment of the redemption amount with respect to such redemption the Relevant U.K. Resolution Authority exercises its U.K. Bail-In Power in respect of the Securities, such redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable. If the event specified in the preceding sentence occurs, the Company shall promptly deliver notice to the Holders of the Securities via DTC and to the Trustee directly, specifying the occurrence of the relevant event.

The Company or any member of the Group may purchase or otherwise acquire any of the Outstanding Securities at any price in the open market or otherwise.

All authority conferred or agreed to be conferred by each Holder and beneficial owner pursuant to this Security, including the consents given by such Holder and beneficial owner, shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder and beneficial owner.

Exhibit A-7

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or beneficial owner of the Securities, by acquiring the Securities, each Holder and beneficial owner of the Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person (and the issue to, or conferral on, the Holder of the Securities such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the Securities, or amendment of the amount of interest due on the Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-In Power may be exercised by means of a variation of the terms of the Securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-In Power. Each Holder and beneficial owner further acknowledges and agrees that the rights of Holders and beneficial owners of the Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights Holders and beneficial owners of the Securities may have at law if and to the extent that any U.K. Bail-In Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

By its acquisition of the Securities, each Holder and beneficial owner (i) acknowledges and agrees that the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the U.S. Trust Indenture Act of 1939, as amended, (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities, (iii) acknowledges and agrees that, upon the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority, (a) the Trustee shall not be required to take any further directions from Holders or beneficial owners of the Securities under Section 5.12 of the Indenture and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority (notwithstanding the foregoing in this clause (iii), if, following the completion of the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority, the Securities remain outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture), and (iv) shall be deemed to have (a) consented to the exercise of any U.K. Bail-In Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the Securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-In Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder and such beneficial owner or the Trustee.

Each Holder and beneficial owner that acquires its Securities in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and beneficial owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to the U.K. Bail-In Power.

Exhibit A-8

Upon the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-In Power for purposes of notifying Holders and beneficial owners of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

The Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Indenture shall survive any exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities.

The exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities shall not constitute an Event of Default under the Indenture.

The Securities shall constitute the Company’s direct, unconditional, unsecured and unsubordinated obligations and shall at all times rank pari passu among themselves. In the event of a winding-up or administration of the Company, the Securities shall rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Company, present and future, except such obligations as are preferred by operation of law.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate in principal amount of the Securities then Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series then Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Event of Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities to be incurred in compliance with such request, the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series then Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity.

Exhibit A-9

Notwithstanding any contrary provisions in this Security, nothing shall impair the right of a Holder of this Security under the Trust Indenture Act, absent such Holder’s consent, to sue for any payments due but unpaid with respect to this Security.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Senior Debt Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Senior Debt Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in initial denominations of $200,000 and increments of $1,000 thereafter. The denominations cannot be changed without the consent of the Trustee.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

Exhibit A-10

EXHIBIT B

Form of Global Note for the Floating Rate Notes

THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (OR ANY SUCCESSOR CLEARING SYSTEM) (“DTC”), TO BARCLAYS PLC, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This Security is one of a duly authorized issue of securities of the Company (as defined below) (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Senior Debt Securities Indenture, dated as of November 10, 2014 (the “Indenture”), and under an Officer’s Certificate pursuant to Sections 1.02, 3.01 and 3.03 of the Indenture dated August 10, 2016 (the “Officer’s Certificate”).

The exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority may result in the (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person (and the issue to, or conferral on, the Holder of the Securities such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the Securities, or amendment of the amount of interest due on the Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-In Power may be exercised by means of a variation of the terms of the Securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-In Power. The rights of Holders and beneficial owners of the Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority.

Exhibit B-1

BARCLAYS PLC

Floating Rate Senior Notes due 2021

No. [ ]	$[ ]

CUSIP NO. 06738E AR6

ISIN NO. US06738EAR62

BARCLAYS PLC, a company duly incorporated and existing under the laws of England and Wales (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of US$ [            ] on August 10, 2021 (the “Maturity Date”), except as otherwise provided herein, and to pay interest thereon, in accordance with the terms hereof. Interest shall accrue on this Security from August 10, 2016 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, and shall be paid quarterly in arrear on February 10, May 10, August 10 and November 10 of each year (each, an “Interest Payment Date”), commencing on November 10, 2016 and ending on the Maturity Date, except as otherwise provided herein, at a floating rate equal to the three-month U.S. dollar London Interbank Offered Rate (“LIBOR”), reset quarterly, plus 2.11% per annum, as described below, until the principal hereof is paid or made available for payment.

The interest rate on the Securities for the first Interest Period will be LIBOR, as determined on August 8, 2016 (treating August 8, 2016 as if it were an Interest Determination Date and August 10, 2016 as the related Interest Reset Date), plus 2.11% per annum. Thereafter, the interest rate on the Securities for any Interest Period will be LIBOR, as determined on the applicable Interest Determination Date, plus 2.11% per annum. The interest rate on the Securities will be reset quarterly on each Interest Reset Date. Subject to the limitations specified on the reverse of this Security, interest on the Securities shall be computed and payable in arrear and on the basis of a year of 360 days and the actual number of days elapsed.

The Bank of New York Mellon acting through its London Branch, as calculation agent (the “Calculation Agent”) will determine LIBOR in accordance with the following provisions: With respect to any Interest Determination Date, LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on the designated LIBOR page as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, LIBOR, in respect of that Interest Determination Date, will be determined as follows: the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected and identified by the Company, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on the Interest Determination Date will be the

Exhibit B-2

arithmetic mean of those quotations. If fewer than two quotations are provided, the LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in the City of New York as selected and identified by the Company for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if fewer than two such rates are provided, LIBOR on the Interest Determination Date will be LIBOR in effect with respect to the immediately preceding Interest Determination Date. The designated LIBOR page is the Reuters screen “LIBOR01,” or any successor service for the purpose of displaying the London interbank offered rates of major banks for U.S. dollars. The Reuters screen “LIBOR01” is the display designated as the Reuters screen “LIBOR01,” or such other page as may replace the Reuters screen “LIBOR01” on such service (or any successor service).

All calculations made by the Calculation Agent for the purposes of calculating the interest rate on the Securities shall be conclusive and binding on the holders of the Securities, the Company and the Trustee, absent manifest error.

If any Interest Payment Date (other than the Maturity Date) is not a Business Day, the Interest Payment Date shall be postponed to the next Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date would fall on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date. If a date of redemption is not a Business Day, the Company may pay interest (if any) and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the date of redemption. A “Business Day” means any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England or in the City of New York, United States.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the Business Day immediately preceding each Interest Payment Date (or, if the Securities are held in definitive form, the 15th Business Day preceding each Interest Payment Date). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Exhibit B-3

No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company.

Payments of principal of and interest, if any, on the Securities shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments shall be made through one or more Paying Agents appointed under the Indenture to the Holder or Holders of this Security. Initially, the Paying Agent and the Senior Debt Security Registrar for the Securities shall be The Bank of New York Mellon acting through its London Branch, One Canada Square, London E14 5AL, United Kingdom and the Place of Payment in respect of the Securities shall be the Corporate Trust Office of the Trustee, which as of the date hereof is the office or agency of the Trustee located at said address. The Company may change the Paying Agent or, subject to Section 3.01 of the Indenture, the Place of Payment without prior notice to the Holders of the Securities, and in such an event the Company may act as Paying Agent or Security Registrar. Payments of principal of and interest on the Securities shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal, this Security is first surrendered to the Paying Agent.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture, as defined herein.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES OR THE UNITED KINGDOM.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit B-4

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: August 10, 2016	BARCLAYS PLC

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated herein referred to in the Indenture.

Dated: August 10, 2016	THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee

By:
Authorized Signatory

Signature Page to Floating Rate Note [      ]

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Senior Debt Securities Indenture, dated as of November 10, 2014 (herein called the “Indenture”), between the Company and The Bank of New York Mellon acting through its London Branch, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) and under an Officer’s Certificate pursuant to Sections 1.02, 3.01 and 3.03 of the Indenture dated August 10, 2016 (the “Officer’s Certificate”), and reference is hereby made to the Indenture, the terms of which are incorporated herein by reference, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture and the Officer’s Certificate may conflict with the provisions set forth in this Security, the former shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to an aggregate principal amount of US$650,000,000, which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to “this series” mean the series designated on the face hereof.

For purposes of this Security:

“DTC” means The Depository Trust Company, or any successor clearing system.

“Group” refers to the Company (or any successor entity) and its consolidated subsidiaries.

“Interest Determination Date” means the second London Banking Day preceding the applicable Interest Reset Date; provided, however, that the first Interest Determination Date shall be August 8, 2016.

“Interest Period” means the period beginning on (and including) an Interest Payment Date and ending on (but not including) the next succeeding Interest Payment Date; provided that the first Interest Period will begin on August 10, 2016 and will end on (but exclude) November 10, 2016.

Exhibit B-6

“Interest Reset Date” means every February 10, May 10, August 10 and November 10 in each year, commencing on November 10, 2016; provided that if any Interest Reset Date falls on a day that is not a Business Day, the Interest Reset Date will be postponed to the next Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day.

“London Banking Day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

“U.K. Bail-In Power” means any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “Relevant U.K. Resolution Authority” is to any authority with the ability to exercise a U.K. Bail-In Power).

Any amounts to be paid by the Company on the Securities shall be made without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) now or hereafter imposed, levied, collected, withheld or assessed by, or on behalf of, the United Kingdom or any U.K. political subdivision or authority thereof or therein having the power to tax (each a “Taxing Jurisdiction”), unless such deduction or withholding is required by law. If any such Taxes shall at any time be required by any Taxing Jurisdiction to be deducted or withheld, the Company shall, subject to the exceptions and limitations set forth herein, pay such additional amounts of, or in respect of, the principal of, and any interest on, the Securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the Holders of the Securities, after such deduction or withholding, shall equal the respective amounts of principal and interest that would have been payable in respect of such Securities had no such deduction or withholding been required.

Exhibit B-7

Any amounts to be paid by the Company or the Paying Agent on the Securities shall be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and neither the Company nor the Paying Agent shall be required to pay Additional Amounts on account of any FATCA Withholding Tax.

Any Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Securities and the Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the Paying Agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding will not apply to payments made under the Securities and the Indenture through the relevant clearing systems. In all cases, the Paying Agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent as described in this paragraph will be treated as paid to the Holder of the Securities, and the Company will not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this paragraph explicitly provide otherwise.

The Company agrees, to the extent the Company has actual knowledge of such information, to provide the Paying Agent with sufficient information about any modification to the terms of the Securities for the purposes of determining whether FATCA Withholding Tax applies to any payment of principal or interest on the Securities.

The Company may, at any time, at the Company’s option, redeem the Securities, in whole but not in part at a redemption price equal to 100% of the principal amount of the Securities then Outstanding, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption, if the Company determines that as a result of a change in, or amendment to, the laws or regulations of any Taxing Jurisdiction, including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations on or after the Issue Date, including any decision of any court or tribunal, which becomes effective on or after

Exhibit B-8

the Issue Date (and, in the case of a successor entity, which becomes effective on or after the date of such successor entity’s assumption of the Company’s obligations): (a) the Company will or would be required to pay Additional Amounts to Holders of the Securities, (b) the Company would not be entitled to claim a deduction in respect of any payments in computing the Company’s taxation liabilities or the amount of the deduction would be materially reduced, or (c) the Company would not, as a result of the Securities being in issue, be able to have the losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which the Company is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the Issue Date, or any similar system or systems having like effect as may from time to time exist), (each of (a), (b) and (c) above, a “Tax Event”); provided, however, that the Securities may only be redeemed pursuant to this paragraph if, in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by the Company taking reasonable measures available to the Company.

Prior to the delivery of any notice of redemption, the Company shall deliver to the Trustee an opinion of independent counsel of recognized standing, chosen by the Company, in a form satisfactory to the Trustee confirming that the Company is entitled to exercise its right of redemption under Section 11.09 of the Indenture.

Before the Company may redeem the Securities pursuant to any of the preceding paragraphs relating to the Company’s rights of redemption, the Company shall deliver prior notice of not less than thirty (30) days, nor more than sixty (60) days to the Holders of the Securities. The Company shall deliver written notice of such redemption of the Securities to the Trustee at least five (5) Business Days prior to the date on which the relevant notice of redemption is sent to Holders (unless a shorter notice period shall be satisfactory to the Trustee). Such notice shall specify the Company’s election to redeem the Securities and the date fixed for such redemption and shall be irrevocable except in the limited circumstances described in this paragraph. If the Company has delivered a notice of redemption pursuant to this paragraph, but prior to the payment of the redemption amount with respect to such redemption the Relevant U.K. Resolution Authority exercises its U.K. Bail-In Power in respect of the Securities, such redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable. If the event specified in the preceding sentence occurs, the Company shall promptly deliver notice to the Holders of the Securities via DTC and to the Trustee directly, specifying the occurrence of the relevant event.

The Company or any member of the Group may purchase or otherwise acquire any of the Outstanding Securities at any price in the open market or otherwise.

Exhibit B-9

All authority conferred or agreed to be conferred by each Holder and beneficial owner pursuant to this Security, including the consents given by such Holder and beneficial owner, shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder and beneficial owner.

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or beneficial owner of the Securities, by acquiring the Securities, each Holder and beneficial owner of the Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person (and the issue to, or conferral on, the Holder of the Securities such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the Securities, or amendment of the amount of interest due on the Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-In Power may be exercised by means of a variation of the terms of the Securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-In Power. Each Holder and beneficial owner further acknowledges and agrees that the rights of Holders and beneficial owners of the Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights Holders and beneficial owners of the Securities may have at law if and to the extent that any U.K. Bail-In Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

By its acquisition of the Securities, each Holder and beneficial owner (i) acknowledges and agrees that the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the U.S. Trust Indenture Act of 1939, as amended, (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities, (iii) acknowledges and agrees that, upon the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority, (a) the Trustee shall not be required to take any further directions from Holders or beneficial owners of the Securities under Section 5.12 of the Indenture and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority (notwithstanding the foregoing in this clause (iii), if, following the completion of the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority, the Securities remain outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Company and

Exhibit B-10

the Trustee shall agree pursuant to a supplemental indenture), and (iv) shall be deemed to have (a) consented to the exercise of any U.K. Bail-In Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the Securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-In Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder and such beneficial owner or the Trustee.

Each Holder and beneficial owner that acquires its Securities in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and beneficial owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to the U.K. Bail-In Power.

Upon the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-In Power for purposes of notifying Holders and beneficial owners of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

The Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Indenture shall survive any exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities.

The exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities shall not constitute an Event of Default under the Indenture.

The Securities shall constitute the Company’s direct, unconditional, unsecured and unsubordinated obligations and shall at all times rank pari passu among themselves. In the event of a winding-up or administration of the Company, the Securities shall rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Company, present and future, except such obligations as are preferred by operation of law.

Exhibit B-11

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate in principal amount of the Securities then Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series then Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Event of Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities to be incurred in compliance with such request, the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series then Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity.

Notwithstanding any contrary provisions in this Security, nothing shall impair the right of a Holder of this Security under the Trust Indenture Act, absent such Holder’s consent, to sue for any payments due but unpaid with respect to this Security.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Senior Debt Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Senior Debt Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Exhibit B-12

This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in initial denominations of $200,000 and increments of $1,000 thereafter. The denominations cannot be changed without the consent of the Trustee.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

Exhibit B-13